                                                                    Exhibit 23.1

                       [DELOITTE & TOUCHE LLP LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of International Game Technology on Form S-3 of our report dated November 5, 2002, appearing in the Annual Report on Form 10-K of International Game Technology for the year ended September 28, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

February 14, 2003
Reno, Nevada